
<ARTICLE> 5
<LEGEND>
The schedule containes summary financial information extracted from the Balance
Sheet and Statement of Income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000721799
<NAME> KRUPP REALTY LTD PARTNERSHIP V

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               JUN-30-1995
<CASH>                                       1,904,901
<SECURITIES>                                         0
<RECEIVABLES>                                   60,078
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             2,114,019
<PP&E>                                      74,966,741<F1>
<DEPRECIATION>                            (37,102,061)<F2>
<TOTAL-ASSETS>                              41,943,678
<CURRENT-LIABILITIES>                        4,618,883
<BONDS>                                     47,102,028<F3>
<COMMON>                                   (9,777,233)<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                41,943,678
<SALES>                                      7,288,630
<TOTAL-REVENUES>                                     0
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,559,162<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,969,052
<INCOME-PRETAX>                              (239,584)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          (239,584)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (239,584)
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes apartment complexes of $73,921,110 and deferred expenses of $1,045,631
<F2>Includes depreciation of $36,595,812 & amortization of $506,249
<F3>Represents mortgage notes payable
<F4>Represents total deficit of general partners and limited partner of $(401,796)
and $(9,375,437), respectively
<F5>Includes operating expenses $2,644,255, real estate tax expense $1,182,278 and depreciation and amortization of $1,732,629
<F6>Net loss allocated $(2,396) to the G.P.'s and $*237,188) to the L.P.'s for the
6 months ended 6/30/95.  Average net income per unit of L.P. interest is
$(6.74) on 35,200 units outstanding.

